COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                  EXHIBIT 12.1
Carolina First Corporation and Subsidiaries

($ in thousands)                                   Three Months Ended
                                                      March 31, 1997
                                                   ------------------

EARNINGS:
  Income from continuing operations
     before income taxes ............................   $ 2,726

ADD:
  (a) Fixed charges .................................    15,180

DEDUCT:
  (a) Interest capitalized during year ..............      --
                                                        -------

Earnings, for computation purposes ..................   $17,906
                                                        =======


FIXED CHARGES:
  Interest on indebtedness, expenses or cap .........   $14,940
  Portion of rents representative of the
     interest factor ................................       208
  Amortization of debt expense ......................        32
                                                        -------

Fixed charges, for computation purposes .............   $15,180
                                                        =======


Ratio of earnings to fixed charges ..................      1.18 x